SUB-ITEM
                                                 77Q1 (a)

An amendment, dated October 3, 2007, to the Amended and Restated Declaration of Trust, dated August 12, 2003, is contained in Post-Effective Amendment No. 40 to the Registration Statement for MFS/Sun Life Series Trust
(File Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on October 3, 2007, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.



                                         SUB-ITEM 77Q1(a)

                                        MFS/SUN LIFE SERIES TRUST

                                        CERTIFICATION OF AMENDMENT
                                       TO THE DECLARATION OF TRUST

                                              REDESIGNATION
                                           OF TRUST AND SERIES


         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated May 1, 2001, as amended (the Declaration), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the Trust), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby amend Section 1.1 of the Declaration to read in its entirety as follows:

           Section 1.1 Name. The name of the trust hereby is MFS Variable Insurance Trust II, the current address of which is 500
           Boylston Street, Boston, Massachusetts 02116.


         Pursuant to Section 6.9 of the Declaration, the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:


1. The series designated as Blended Research Core Equity Series shall be redesignated as MFS Blended Research Core Equity Portfolio.

2. The series designated as Blended Research Growth Series shall be redesignated as MFS Blended Research Growth Portfolio.

3. The series designated as Blended Research Value Series shall be redesignated as MFS Blended Research Value Portfolio.

4. The series designated as Bond Series shall be redesignated as MFS Bond Portfolio.


5. The series designated as Capital Appreciation Series shall be redesignated as MFS Capital Appreciation Portfolio.


6. The series designated as Core Equity Series shall be redesignated as MFS Core Equity Portfolio.


7. The series designated as Emerging Growth Series shall be redesignated as MFS Emerging Growth Portfolio.


8. The series designated as Emerging Market Equity Series shall be redesignated as MFS Emerging Market Equity Portfolio.


9. The series designated as Global Governments Series shall be redesignated as MFS Global Governments Portfolio.


10. The series designated as Global Growth Series shall be redesignated as MFS Global Growth Portfolio.


11. The series designated as Global Total Return Series shall be redesignated as MFS Global Total Return Portfolio.


12. The series designated as Government Securities Series shall be redesignated as MFS Government Securities Portfolio.


13. The series designated as High Yield Series shall be redesignated as MFS High Yield Portfolio.


14. The series designated as International Growth Series shall be redesignated as MFS InternationalGrowth Portfolio.


15. The series designated as International Value Series shall be redesignated as MFS International Value Portfolio.


16. The series designated as Massachusetts Investors Growth Stock Series shall be redesignated as MFS Massachusetts Investors Growth Stock Portfolio.


17. The series designated as Mid Cap Growth Series shall be redesignated as MFS Mid Cap Growth Portfolio.


18. The series designated as Mid Cap Value Series shall be redesignated as MFS Mid Cap Value Portfolio.


19. The series designated as Money Market Series shall be redesignated as MFS Money Market Portfolio.


20. The series designated as New Discovery Series shall be redesignated as MFS New Discovery Portfolio.


21. The series designated as Research International Series shall be redesignated as MFS Research International Portfolio.


22. The series designated as Research Series shall be redesignated as MFS Research Portfolio.


23. The series designated as Strategic Income Series shall be redesignated as MFS Strategic Income Portfolio.


24. The series designated as Strategic Value Series shall be redesignated as MFS Strategic Value Portfolio.


25. The series designated as Technology Series shall be redesignated as MFS Technology Portfolio.


26. The series designated as Total Return Series shall be redesignated as MFS Total Return Portfolio.


27. The series designated as Utilities Series shall be redesignated as MFS Utilities Portfolio.


28. The series designated as Value Series shall be redesignated as MFS Value Portfolio.



         Pursuant to Section 6.11 of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.



IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 28th day of December, 2007.



J. KERMIT BIRCHFIELD_____                        MARCIA A. KEAN__________
J. Kermit Birchfield                             Marcia A. Kean
33 Way Road                                      103 Waban Avenue
Gloucester, MA  01930                            Newton MA  02468